         As filed with the Securities and Exchange Commission on July 2, 1998

                                               Registration No. 33-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           --------------------------


                            HOUGHTON MIFFLIN COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Massachusetts                                       04-1456030
------------------------------                           -------------------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)



222 Berkeley Street, Boston, Massachusetts                      01778
------------------------------                           -------------------
(Address of Principal Executive Offices)                      (Zip Code)


                          ----------------------------


                            HOUGHTON MIFFLIN COMPANY
                          1998 STOCK COMPENSATION PLAN
                              (Full Title of Plan)


                              PAUL D. WEAVER, ESQ.
                    Senior Vice President and General Counsel
                               222 Berkeley Street
                           Boston, Massachusetts 02116
                    (Name and address of agent for service)
                                  617-351-5000
                               (Telephone number,
                   including area code, of agent for service)

                          -----------------------------

                         Calculation of Registration Fee

--------------------------------------------------------------------------------
                                            Proposed    Proposed
                                             maximum     maximum
                              Amount        offering    aggregate     Amount of
   Title of securities         to be          price     offering    registration
     to be registered     registered (1)    per share     price         fee
     ----------------     --------------    ---------   ---------   ------------
--------------------------------------------------------------------------------

Common Stock, par
value $1.00 per share(2)     1,800,000     $32.4375(3) $58,387,500   $17,224.31
--------------------------------------------------------------------------------



----------------------

(1) Plus such additional number of shares as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) This Registration Statement also relates to the rights (the "Rights") to purchase shares of Series A Junior Participating Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, December 19, 1988, pursuant to the terms of the Registrant's Renewed Rights Agreement, dated as of July 30, 1997.

(3) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of Houghton Mifflin Company Common Stock on June 29, 1998, utilizing the average of the high and low sale prices reported on the New York Stock Exchange on that date.



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


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement:

     (a) The latest annual report on Form 10-K of Houghton Mifflin Company (the "Company" or the "registrant") filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above; and

     (c) The description of the registrant's Common Stock contained in its registration statement under the Exchange Act and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Massachusetts law, the Restated Articles of Organization of the Company contain indemnification provisions to the effect that, subject to certain standards, directors and officers may be indemnified by the Company for all liabilities incurred by them in connection with any proceeding in which they are involved as a result of serving or having served as a director or officer of the Company or, at the request of the Company, as a director or officer of any other organization or in any capacity with respect to any employee benefit plan.

     As permitted by Massachusetts law, the Restated Articles of Organization of the Company provide that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages arising out of the director's breach of his or her fiduciary duty, except to the extent that the Massachusetts Business Corporation Law ("MBCL") does not permit exception from such liability. Currently, the MBCL provides that a director remains potentially liable for monetary damages for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) any acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) any improper payment of a dividend, improper repurchase of the Company's stock, or certain loans to directors and officers of the Company in violation of Sections 61 or 62 of MBCL; or (iv) any transaction from which a director derives an improper benefit.

     As also permitted by Massachusetts law, the Company has purchased directors' and officers' liability insurance, which insures against certain liabilities incurred in connection with the performance of their duties.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8.   EXHIBITS.

     The exhibits listed in the accompanying index to exhibits are filed as part of this Registration Statement.

Item 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of

          1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on July 2, 1998.



                                        HOUGHTON MIFFLIN COMPANY



                                        By: /s/ Nader F. Darehshori
                                            ------------------------------------
                                            Nader F. Darehshori, Chairman
                                            of the Board, President an
                                            Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                        TITLE                                   DATE
---------                        -----                                   ----

Principal Executive Officer:


/s/ Nader F. Darehshori          Chairman of the Board, President,       July 2, 1998
-------------------------------  and Chief Executive Officer, Director
Nader F. Darehshori


Principal Financial Officer:


/s/ Gail Deegan                  Executive Vice President, Chief         July 2, 1998
-------------------------------  Financial Officer, and Treasurer
Gail Deegan


Principal Accounting Officer:


/s/ David R. Caron               Vice President and Controller           July 2, 1998
-------------------------------
David R. Caron


                                 Director                                July 2, 1998
-------------------------------
Joseph A. Baute



James O. Freedman*               Director                                July 2, 1998
-------------------------------
James O. Freedman


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

SIGNATURE                        TITLE                                   DATE
---------                        -----                                   ----




Mary H. Lindsay*                 Director                                July 2, 1998
-------------------------------
Mary H. Lindsay


Charles R. Longsworth*           Director                                July 2, 1998
-------------------------------
Charles R. Longsworth


John F. Magee*                   Director                                July 2, 1998
-------------------------------
John F. Magee


                                 Director                                July 2, 1998
-------------------------------
Claudine B. Malone


Alfred L. McDougal*              Director                                July 2, 1998
-------------------------------
Alfred L. McDougal


George Putnam*                   Director                                July 2, 1998
-------------------------------
George Putnam


Ralph Z. Sorenson*               Director                                July 2, 1998
-------------------------------
Ralph Z. Sorenson


Robert J. Tarr, Jr.*             Director                                July 2, 1998
-------------------------------
Robert J. Tarr, Jr.

*By: /s/ Paul D. Weaver
     -----------------------------------
     Paul D. Weaver,  Attorney-in-fact





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

                                  EXHIBIT INDEX




       Exhibit No.                       Description

          4.1 Registrant's Restated Articles of Organization, as amended to date (incorporated by reference to Exhibits 4.1 and 4.2 to Registration Statement No. 33-14850, as amended)

                    Amendment to Restated Articles of Organization in the form of a certificate of vote of directors establishing a series of a classs of stock (incorporated by reference to Exhibit 3(i) of the registrant's Annual Report on Form 10-K for the year ended December 31, 1995)


          4.2 Registrant's By-laws, as amended to date (incorporated by reference to Exhibit 3(ii) of the registrant's Annual Report on Form 10-K for the year ended December 31, 1995)


          4.3 Rights Agreement between the registrant and the First National Bank of Boston, as Rights Agent (incorporated by reference to Exhibit 4 of the registrant's Annual Report on Form 10-K for the year ended December 31, 1995)

                    Renewed Rights Agreement between the registrant and BankBoston, N.A., as Rights Agent (incorporated by reference to Exhibit 4 of the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 1997)


          5         Opinion of Goodwin, Procter & Hoar LLP

         23.1       Consent of Ernst & Young LLP

         23.2       Consent of Goodwin, Procter & Hoar LLP (included in
                    Exhibit 5 of this registration statement

         24         Power of Attorney



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